UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 23, 2012

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 North Field Drive

Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

On August 23, 2012, Hospira, Inc. (the “Company”) received a warning letter from the U.S. Food and Drug Administration (FDA) related to an inspection of the Company’s La Aurora de Heredia, Costa Rica device manufacturing facility from April 16, 2012 through April 19, 2012.  The Costa Rica site manufactures most of the Company’s infusion devices and sets. A copy of the FDA’s warning letter is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The warning letter does not restrict production or shipment of the Company’s products from this facility. The Company is still in the process of evaluating what corrective actions, and associated costs, are required to address the matters raised in this warning letter.

The Company takes this matter seriously and intends to respond fully, and in a timely manner, to the FDA’s warning letter. Until the violations are corrected, the Company may be subject to additional regulatory action by the FDA, including the withholding or delay of approval of applications, seizure, injunction, and/or civil monetary penalties. Any such actions could significantly disrupt our ongoing business and operations and have a material adverse impact on our financial position and operating results. There can be no assurance that the FDA will be satisfied with the Company’s response.

Item 9.01               Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Exhibit

99.1	FDA Warning Letter, received on August 23, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: August 28, 2012	/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	FDA Warning Letter, received on August 23, 2012